As  filed  with  the  Securities  and Exchange Commission on December 20, 2005.

                                                   Registration  No.
                                                                    ------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ALLMARINE CONSULTANTS CORPORATION
                  ---------------------------------------------
                 (Name of small business issuer in its charter)

               Nevada                    4400               35-2255990
      ---------------------        ----------------       --------------
    (State or jurisdiction        (Primary Standard       (IRS Employer
      of incorporation or             Industrial          Identification
         organization)              Classification              No.)
                                     Code Number)

                         8601 RR 2222, BLDG. 1 STE. 210
                               AUSTIN, TEXAS 78730
                                 (512) 689-7787
 -------------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

               Michael Chavez, President & Chief Executive Officer
                         8601 RR 2222, BLDG. 1 STE. 210
                               AUSTIN, TEXAS 78730
                                 (512) 689-7787
             --------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                 With copies to:

             David M. Loev,                           John S. Gillies,
     David M. Loev, Attorney at Law             David M. Loev, Attorney at Law
     2777 Allen Parkway, Suite 1000     &       2777 Allen Parkway, Suite 1000
            Houston, TX  77019                       Houston, TX 77019
           (713) 524-4110 Tel.                      (713) 524-4110 Tel.
           (713) 524-4122 Fax.                      (713) 456-7908 Fax.

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ( )

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ( ).


CALCULATION OF REGISTRATION FEE

Title of Each           Amount      Proposed Maximum     Proposed Maximum      Amount of
Class of Securities     Being       Price Per Share(1)   Aggregate Price(2)    Registration
To be Registered        Registered                       Fee                   Fee
-------------------------------------------------------------------------------------------

Common Stock           1,850,000        $ 0.10             $ 185,000            $ 21.78
$0.001 par value

-------------------------------------------------------------------------------------------
  Total                1,850,000        $ 0.10             $ 185,000            $ 21.78


(1) The offering price is the stated, fixed price of $0.10 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457.

(2) This amount has been calculated based upon Rule 457(c) and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                        ALLMARINE CONSULTANTS CORPORATION
                   RESALE OF 1,850,000 SHARES OF COMMON STOCK

    The selling stockholders listed on page 29 may offer and sell up to 1,850,000 shares of our Common Stock under this Prospectus for their own account.

     We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. If before the Company's shares are quoted on the OTC Bulletin Board, selling shareholders wish to sell at a price different from $0.10 per share, we will file a post-effective amendment beforehand.

      A current Prospectus must be in effect at the time of the sale of the shares of Common Stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

     Each selling stockholder or dealer selling the Common Stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders are deemed underwriters.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 8, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE  DATE  OF  THIS  PROSPECTUS  IS         ,  2005
                                                -------


                                TABLE OF CONTENTS

Prospectus Summary                                                           5
Summary Financial Data                                                       7
Risk Factors                                                                 8
Use of Proceeds                                                             13
Dividend Policy                                                             14
Legal Proceedings                                                           14
Directors and Executive Officers                                            14
Security Ownership of Certain Beneficial Owners
     and Management                                                         16
Interest of Named Experts and Counsel                                       17
Indemnification of Directors and Officers                                   17
Description of Business                                                     19
Management's Discussion and Analysis of Financial Condition
     and Results of Operations                                              23
Description of Property                                                     25
Certain Relationships and Related Transactions                              25
Executive Compensation                                                      26
Changes in and Disagreements with Accountants on
     Accounting and Financial Disclosure                                    27
Descriptions of Capital Stock                                               27
Shares Available for Future Sale                                            28
Plan of Distribution and Selling Stockholders                               29
Market for Common Equity and Related Stockholder Matters                    33
Legal Matters                                                               33
Additional Information                                                      33
Financial Statements                                                        34
Part II                                                                     35

                  PART I - INFORMATION REQUIRED IN PROSPECTUS

                               PROSPECTUS SUMMARY

     The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our Common Stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our Common Stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," and "Allmarine" refer to Allmarine Consultants Corporation, a Nevada corporation, "Common Stock" refers to the Common Stock, par value $0.001 per share, of Allmarine Consultants Corporation.

     We specialize in the administration of ship and corporate registries and provide maritime services to ship owners and operators including registration and deletion of merchant vessels, bareboat/dual registry, registration of mortgages, classification and technical surveys such as load line and Safety of Life at Sea ("SOLAS"). Additionally, we conduct pre-purchase, condition and cargo gear surveys, International Safety Management ("ISM") consulting and certificates, International Ship and Port Facility Security ("ISPS") implementation and certificates and we additionally offer Continuous Discharge Certificates ("CDC") for seafarers, vessel history & investigation, marine insurance, corporate formation, and general consultancy to ship owners and managers through Philtex Corporation, Ltd., a Belize corporation based in Dubai, United Arab Emirates, with whom we have a Marketing Agreement, as described below under "Description of Business."

     Of the 1,850,000 shares of Common Stock included in this Prospectus, 900,000 shares were issued in connection with services rendered and 950,000 shares were sold pursuant to a private placement of our Common Stock at $0.025 per share.

     Our mailing address is 8601 RR 2222, Bldg. 1 Ste. 210, Austin, Texas 78730, our telephone number is (512) 689-7787, and our fax number is (512) 342-9594.

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

                            SUMMARY OF THE OFFERING:
                            ------------------------

COMMON STOCK OFFERED:         1,850,000 shares by selling stockholders

COMMON STOCK OUTSTANDING
    BEFORE THE OFFERING:      9,950,000 shares

COMMON STOCK OUTSTANDING
    AFTER THE OFFERING:       9,950,000 shares

USE OF PROCEEDS:              We   will  not   receive  any  proceeds  from  the
                              shares  offered  by  the selling stockholders. See
                              "Use of Proceeds."

RISK  FACTORS:                The  securities  offered  hereby  involve  a  high
                              degree of risk, including risks associated with our need for additional financing, our ability to continue as a going concern, that we may not generate any revenues in the future, that we depend heavily on our officers and directors, that our President and Vice President can vote a majority of our outstanding shares, that we are highly dependent on our relationship with Philtex
                              Corporation, Ltd. for our operations, that we have a limited operating history, that we have a poor financial position, that we may not be able to successfully compete in the ship registry and marine services industry, that we may not be able to mange our growth, that our operations may be adversely effected by fluctuations and cyclical turns in the shipping industry, and with the penny stock restrictions on our common stock. See "Risk
                              Factors."

NO  MARKET:                   No  assurance  is  provided  that  a  market  will
                              be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.









                  [Remainder of page left intentionally blank.]

                             SUMMARY FINANCIAL DATA

     You should read the summary financial information presented below for the three months ended August 31, 2005, and for the period from inception (May 19, 2005) to May 31, 2005. We derived the summary financial information from our audited financial statements for the period from inception (May 19, 2005) to May 31, 2005 and our unaudited financial information for the three months ended August 31, 2005, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

STATEMENT OF OPERATIONS

STATEMENT OF OPERATIONS

                                        THREE MONTHS        INCEPTION (MAY 19,
                                       ENDED AUGUST 31,     2005) UNTIL MAY 31,
                                            2005                   2005
Operating expenses:
Other general and administrative       $       18,055       $             9,300
Loss from operations                           18,055                     9,300
                                       ---------------       ------------------

Net loss                               $      (18,055)      $            (9,300)

Net loss per share:
  Basic and diluted                             (0.00)                    (0.00)

Weighted average shares outstanding:
  Basic and diluted                         9,000,000                 9,000,000



                       BALANCE SHEET AS OF AUGUST 31, 2005

                                     ASSETS
Current assets:
  Cash                                                            $    871
                                                                  --------
   Total current assets                                           $    871

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                $ 12,925
  Advances from related parties                                      3,525
     Total current liabilities                                      16,450
                                                                  --------

STOCKHOLDERS' DEFICIT:
  Preferred stock $.001 par value,
     10,000,000 shares authorized, none issued                           -

  Common stock, $.001 par value,
     100,000,000 shares authorized, 9,000,000
     shares issued and outstanding                                   9,000

  Additional paid in capital                                         2,776

  Deficit accumulated during the exploration stage                 (27,355)

     Total stockholders' deficit                                   (15,579)
                                                                  --------
Total Liabilities and Stockholders' Equity                        $    871
                                                                  ========


                                  RISK FACTORS

     The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in Allmarine Consultants Corporation You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our Common Stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent. References to "our," "we," "Allmarine" and words of similar meaning in these Risk Factors refer to the Company.

WE  MAY  NOT BE ABLE TO CONTINUE OUR BUSINESS PLAN WITHOUT ADDITIONAL FINANCING.

     We depend to a great degree on the ability to attract external financing in order to conduct business activities. We are currently funded solely by our shareholders and we believe that we can continue our business operations for the next twelve months with financing provided by such shareholders, due to the fact that our total expenses are low, Michael Chavez, our sole officer, Director and employee has not been paid any salary to date, and due to the fact that we are provided office space at no cost to us by Mr. Chavez. However, if our expenses rise and/or our current shareholders cease funding our operations, we will be forced to raise additional capital through the sale of debt and/or equity securities. If this happens and we are unable to raise the additional funds we require, we may be forced to abandon our current business plan. If you invest in us and we are unable to raise the required funds, your investment could become worthless.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     We have not generated any revenues since inception and have incurred substantial losses totaling $9,300 as of May 31, 2005, and $27,355 as of August 31, 2005. We had a working capital deficit of $15,579 as of August 31, 2005. These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow to conduct our operations and/or obtain additional sources of capital and financing.

WE MAY NOT GENERATE ANY REVENUES IN THE FUTURE, WHICH MAY FORCE US TO CURTAIL OUR BUSINESS PLAN.

     As a development stage company, we have no revenues or profits to date and our accumulated deficit as of August 31, 2005, was $27,355. We had negative net working capital of $15,579 as of August 31, 2005. We are currently being funded by existing shareholders and anticipate being able to continue our business operations for approximately the next twelve months due to our low overhead and the limited expenses that we have. However, there is no assurance that we will be able to raise any additional financing or that we will ever generate any revenues. If we do not have enough money to pay our outstanding liabilities as they become due and/or if we fail to generate any revenues in the future, we will be forced to curtail or abandon our business plan and any investment in us may be lost.

WE DEPEND HEAVILY ON MICHAEL CHAVEZ AND ARTHUR STONE, OUR OFFICERS AND DIRECTORS, AND IF WE WERE TO LOSE THEIR SERVICES, WE MAY BE FORCED TO ABANDON OR CURTAIL OUR BUSINESS PLAN AND OPERATIONS.

     Our performance is substantially dependent on the performance of Michael Chavez, our Chief Executive Officer and President and Arthur Stone, our Vice President. The loss of the services of Mr. Chavez or Mr. Stone could have a material adverse effect on our business, results of operations or financial condition. We do not currently have an employment agreement with or any "key man" insurance on Mr. Chavez or Mr. Stone. In addition, the absence of Mr. Chavez or Mr. Stone will force us to seek replacements who may have less experience or who may not understand our business as well, or we may not be able to find a suitable replacement. Moving forward, should we lose the services of Mr. Chavez or Mr. Stone, for any reason, we will incur costs associated with recruiting a replacement and any delays could harm our operations. If we are unable to replace Mr. Chavez or Mr. Stone with other suitably trained individual or individuals, we may be forced to scale back or curtail our business plan and planned activities. As a result of this, your investment in us could become devalued.

OUR  PRESIDENT  MICHAEL CHAVEZ AND OUR VICE PRESIDENT, ARTHUR STONE, CAN VOTE AN
AGGREGATE   OF  54.2%  OF  OUR  COMMON  STOCK  AND  CAN  EXERCISE  CONTROL  OVER
CORPORATE  DECISIONS  INCLUDING  THE  APPOINTMENT  OF  NEW  DIRECTORS.

     Our President, Michael Chavez and our Vice President, Arthur Stone, currently control 5,400,000 shares representing 54.2% of our outstanding Common Stock. Accordingly, Mr. Chavez and Mr. Stone will exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will be minority shareholders and as such will have little to no say in our direction and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove Mr. Chavez and/or Mr. Stone as our Directors, which will mean they will remain in control of who serves as our officers as well as whether any changes are made in the Board of Directors. As a potential investor in us, you should keep in mind that even if you own shares of our Common Stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.


               [Remainder  of  page  left  intentionally  blank.]

WE ARE HIGHLY DEPENDENT ON PHILTEX CORPORATION, LTD. FOR OUR OPERATIONS, AS WE CURRENTLY RUN SUBSTANTIALLY ALL OF OUR OPERATIONS THROUGH PHILTEX CORPORATION, LTD.

     We are currently highly dependent on Philtex Corportion, Ltd., ("Philtex") as we currently outsource all of our operations and services through Philtex. Additionally, as described below under "Description of Business," "Need for Government Approval," we are dependent on Philtex for Philtex's ability to sell the registry of several countries which whom Philtex has government authorization from, as we do not have any ability to sell registries on our own. We currently have a Marketing Agreement with Philtex (described in greater detail below) whereby Philtex has granted us the exclusive right to promote, market and sell Philtex's products and services in North and South America. Philtex or we may terminate the Marketing Agreement at any time with or without cause, for any reason, upon delivery of written notice thereof to the other. If Philtex was to terminate the Marketing Agreement, we would not be able to offer registry services and would likely be forced to abandon our business operations and our operations would likely fail, causing any investment in us to become worthless.

WE HAVE A LIMITED OPERATING HISTORY AND BECAUSE OF THIS IT MAY BECOME DIFFICULT TO EVALUATE OUR CHANCE FOR SUCCESS.

     We were formed as a Nevada corporation in May 2005. Aside from organizational costs incurred, we have not incurred significant expenses to date, but have also not generated any revenues, and we have a limited operating history. As such, it may be difficult to evaluate our business prospects. We are a development stage company with limited experience in the marine consulting business, who plans to outsource the majority of our operations through our Marketing Agreement with Philtex; however, we will need to arrange new agreements, raise needed capital, and pay expenses and general administrative fees. Although we feel we have experienced officers and directors, we are a relatively new company and, as such, run a risk of not being able to compete in the marketplace because of our relatively short existence. New companies in the competitive environment of marine consulting, such as ours, may have difficulty in continuing in the highly competitive marine consulting environment, and as a result, we may be forced to abandon or curtail our business plan. Under such a circumstance, the value of any investment in us may become worthless.

WE HAVE A POOR FINANCIAL POSITION AND IF WE DO NOT GENERATE REVENUES, WE MAY BE FORCED TO ABANDON OUR BUSINESS PLAN.

     We currently have a poor financial position. We have not generated any revenues or begun exploration on any properties. There is a risk that we will not generate any revenues through our Marketing Agreement with Philtex, and/or that we will never be able to operate separately from Philtex. If we never generate any revenues, we may be forced to abandon our business plan and any investment in us may become worthless.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IN THE HIGHLY COMPETITIVE SHIP REGISTRY AND MARINE SERVICES INDUSTRY.

     The market for companies offering ship registry and other marine services is highly competitive and we only expect competition to intensify in the future. Numerous well-established companies spend significant resources on marketing and advertising to individuals which we also market services to. Therefore, there can be no assurance that we will be able to compete successfully or that competitive pressures, including possible downward pressure on the prices we charge for our services, will not adversely affect our business, results of operations and financial condition.

IN THE EVENT THAT OUR OPERATIONS AND CONTRACTS GROW, THERE IS A RISK THAT WE WILL NOT BE ABLE TO MANAGE OUR GROWTH.

     Our growth is expected to place a significant strain on our managerial, operational and financial resources. Further, as we receive additional contracts, we will be required to manage multiple relationships with various customers, clients and other third parties. These requirements will be exacerbated in the event of our further growth. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that we will be able to achieve the rapid execution necessary to successfully offer our services and implement our business plan. Our future operating results will also depend on our ability to add additional personnel commensurate with the growth of our business. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

OUR SHIP REGISTRY OPERATIONS MAY BE ADVERSELY EFFECTED BY FLUCTUATIONS AND CYCLICAL TURNS IN THE SHIPPING INDUSTRY AS A WHOLE.

     The shipping business, including the market for ship registry services, has been cyclical in varying degrees, and has experienced fluctuations in profitability and demand. These fluctuations, and the demand for ships, in general, have been influenced by many factors including:

          -    global and regional economic conditions;
          -    developments in international trade;
          -    changes in seaborne and other transportation patterns;
          -    weather;
          -    crop yields;
          -    armed conflicts;
          -    terrorist activities;
          -    port congestion;
          -    canal closures;
          -    political developments;
          -    embargoes; and
          -    strikes.

The demand for maritime shipping services is also greatly affected by the demand for consumer goods and perishable foods, dry bulk commodities and bagged and finished products, all of which are highly dependent on the factors described above, as well as commodity prices, environmental concerns and competition. The supply of shipping capacity is also a function of the delivery of new vessels and the number of older vessels scrapped, in lay-up, converted to other uses, reactivated or removed from active service. Supply may also be affected by maritime transportation and other types of governmental regulation, including that of international authorities. These and other factors may cause a decrease in the demand for the services we provide.

OUR ARTICLES OF INCORPORATION AUTHORIZE US TO ISSUE SHARES OF PREFERRED STOCK, WHICH SHARES MAY HAVE RIGHTS AND PREFERENCES GREATER THAN THE COMMON STOCK OFFERED THROUGH THIS PROSPECTUS.

     Pursuant to our Articles of Incorporation, we have 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock ("Preferred Stock") authorized. As of the filing of this Registration Statement, we have 9,950,000 shares of Common Stock issued and outstanding and - 0 - shares of Preferred Stock issued and outstanding. As a result, we have the ability to issue a large number of additional shares of Common Stock by our Board of Directors without shareholder approval, which if issued would cause substantial dilution to our then shareholders. Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors. As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our Common Stock, which may cause substantial dilution to our then Common Stock shareholders and/or have other rights and preferences greater than those of our Common Stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of Common Stock which could cause substantial dilution to our existing shareholders and/or Preferred Stock, which could cause substantial dilution, give such preferred shareholders super majority voting rights and/or other rights or preferences which could provide the preferred shareholders control of us subsequent to this offering and/or give those holders the power to prevent or cause a change in control, which could cause the value of our Common Stock to decline or become worthless.

WE  DO  NOT  CURRENTLY  HAVE  A PUBLIC MARKET FOR OUR SECURITIES.  IF THERE IS A
MARKET FOR OUR COMMON STOCK IN THE FUTURE, OUR STOCK PRICE MAY BE VOLATILE AND ILLIQUID.

     There is currently no public market for our Common Stock. After this Registration Statement becomes effective, we hope to trade our securities on the

Over-The-Counter Bulletin Board. If there is a market for our Common Stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

          (1) actual or anticipated variations in our results of operations;

          (2)  our ability or inability to generate new revenues;

          (3)  increased competition; and

          (4) conditions and trends in the ship registry and commercial shipping industry.

     Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our Common Stock.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

     Once our Common Stock is listed on the OTC Bulletin Board, it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the resale of Common Stock by the Selling Stockholders.

                                 DIVIDEND POLICY

     To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

                                LEGAL PROCEEDINGS

     From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the name, age and position of each of our directors and executive officers. Our officers and directors are as follows:

               NAME         AGE     POSITION
               ----         ---     --------

         MICHAEL CHAVEZ     27      PRESIDENT,  CHIEF  EXECUTIVE  OFFICER,
                                    CHIEF  FINANCIAL  OFFICER,
                                    SECRETARY,  TREASURER  AND  DIRECTOR

         ARTHUR  STONE      62      VICE  PRESIDENT  AND  DIRECTOR

          ----------------------------------------------------

MICHAEL CHAVEZ, PRESIDENT, CHIEF EXECUTIVE OFFICER, SECRETARY, TREASURER AND DIRECTOR

     Mr. Chavez has served as our President, Chief Executive Officer, Secretary, Treasurer and Director since our incorporation on May 19, 2005. He has served as the owner/president of CCALL, Inc. Insurance ("CCALL") since July 2003 and currently spends approximately 10 hours per week working for CCALL and approximately 40-50 hours per week working for us. He served as the Vice President of Operations and Business Development of JLML Holdings, Inc. from August 2000 to July 2003. From June 1999 to August 2000, he served as the Executive Manager of CCM Manufacturing Tech. From May 1996 to June 1999, he served as an Account Executive for Micro-Media Solutions. Mr. Chavez is currently an active member and supporter of the Greater Austin Hispanic Chamber of Commerce, Texas Association of Mexican American Chamber of Commerce, Member of the Hispanic Austin Leadership Alumni, and a member of the Mexi-Arte Museum in Austin, Texas.

ARTHUR  STONE,  VICE  PRESIDENT  AND  DIRECTOR

     Arthur Stone has served as our Vice President and Director since May 19, 2005, and provides advisory services to us on an as needed basis. Since January 1, 1987, he has served as President of Stone Technologies Corp. ("Stone") and he currently spends approximately 40 hours per week working for Stone. Since December 2004, he has served as a Director of CLX Investment Company. From July 1975 to January 1987, he was served as President of ADS Security Systems, Inc. From January 1965 to June 1975, he owned and operated Automatic Detection Systems. From 1961 to 1982, Mr. Stone has completed 60 hours of Electrical Engineering course work at the University of Texas.

     Our Directors are elected annually and hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by us for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining directors.












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                                      -15-

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table provides the names and addresses of each person known to own directly or beneficially more than 5% of our outstanding Common Stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of December 20, 2005 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


                                                                   PERCENTAGE
  NAME AND ADDRESS OF BENEFICIAL                                   BENEFICIALLY     PERCENTAGE
            OWNER                      SHARES BENEFICIALLY         OWNED BEFORE     BENEFICIALLY OWNED
                                             OWNED                 OFFERING(1)      AFTER OFFERING
  ------------------------------       -------------------         ------------     -------------------

          MICHAEL CHAVEZ(2)
  8601 Rr 2222, Bldg. 1 Ste. 210
         Austin, Texas 78730               2,700,000                  27.1 %             27.1 %


           ARTHUR STONE(3)
  8601 Rr 2222, Bldg. 1 Ste. 210
         Austin, Texas 78730               2,700,000                  27.1 %             27.1 %

            DAVID LOEV (4)
   2777 Allen Parkway, Suite 1000
         Houston, Texas 77019              2,825,000                  28.0 % (5)         28.0 % (5)

            CHRIS WARREN
      Level 41, Emirates Tower
         Sheikh Zayed Road
           P.O. Box 14069
    Dubai, United Arab Emirates              900,000                   9.5 %              9.5 %

  ------------------------------       --------------------         -----------     -------------------

 ALL OFFICERS AND DIRECTORS AS A
        GROUP (2 PERSONS)                  5,400,000                  54.3 %             54.3 %

 -------------------------------       --------------------         -----------     -------------------


     (1) Using 9,950,000 shares of Common Stock issued and outstanding as of the date of this Registration Statement.
     (2) Michael Chavez is our Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director.
     (3)  Arthur Stone is our Vice President and Director.
     (4) Includes warrants to purchase 125,000 shares of our Common Stock at $0.025 per share, which are described in greater detail under "Description of Capital Stock," below.
     (5) Using 10,075,000 shares of Common Stock outstanding, assuming the exercise of the 125,000 warrants held by David Loev.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     This Form SB-2 Registration Statement was prepared by our counsel, David M. Loev, Attorney at Law, who is the beneficial owner of 2,700,000 shares of our Common Stock and holds warrants to purchase 125,000 shares of our Common
Stock at $0.025 per share (which are described in greater detail under "Description of Capital Stock," below), representing approximately 28% of our issued and outstanding common stock,

EXPERTS

     The financial statements of the Company as of as of May 31, 2005 and the related statements of operations, stockholders' equity and cash flows for the period from May 19, 2005 (Inception) through May 31, 2005 included in this Prospectus have been audited by Lopez, Blevins, Bork & Associates, LLP our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Nevada Revised Statutes and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

     Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

     Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.














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                                      -18-

                             DESCRIPTION OF BUSINESS

Special Note Regarding Forward-Looking Statements
-------------------------------------------------

     Certain  statements  in  this  Form  SB-2,   including   statements   under
"Description of Business," and " Management's Discussion and Analysis of Financial Condition and Results of Operations", constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (collectively, the "Reform Act"). Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should", or "anticipates", or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Allmarine Consultants Corporation ("Allmarine", "the Company", "we", "us" or "our,") to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

BUSINESS HISTORY
----------------

     We were incorporated as "Allmarine Consultants Corporation," in Nevada on May 19, 2005. We specialize in the administration of ship and corporate registries, providing maritime services to ship owners and operators including registration and deletion of merchant vessels, bareboat/dual registry, registration of mortgages, classification and technical surveys such as load line and Safety of Life at Sea ("SOLAS"). Additionally, we conduct pre-purchase, condition & cargo gear surveys, International Safety Management ("ISM") consulting and certificates, International Ship and Port Facility Security ("ISPS") implementation and certificates and we additionally offer Continuous Discharge Certificates ("CDC") for seafarers, vessel history & investigation, marine insurance, corporate formation & structure, legal services, and general consultancy to ships owners and managers. We run all of our operations through our Marketing Agreement with Philtex Corporation, Ltd., a Dubai, United Arab Emirates corporation ("Philtex"). Philtex's president is Chris Warren, who holds 900,000 shares of our common stock.

BUSINESS OPERATIONS
-------------------

     According to the fundamental principles of public international law, all vessels using the high seas must possess a national character; a stateless ship enjoys no protection under international law. "Vessel registration", meaning the entry of a ship in the public records of a State, is the process by which a ship takes on a national character. Every "Flag State" maintains a register in which the particulars of merchant vessels possessing the nationality of that State are entered. Upon registration, a vessel is entitled to hoist the national flag and will be issued vessel documents attesting to its nationality.

     Once a vessel is registered, there are several rights which are conferred to the vessel, including the right to diplomatic protection and consular assistance by the Flag State; the right to naval protection by the Flag State, and, in some cases, the right to engage in certain activities within the territorial waters of the Flag State (e.g. fishing or trading between the ports of the Flag State). The title of the registered owner is protected, and the priorities among persons holding security interests over the vessel, such as mortgagees, may be preserved.

     Every sovereign State may decide to whom it will accord the right to fly its flag and may prescribe the rules governing such grants. Generally, the traditional maritime nations limit those who may register a vessel to nationals of that nation or to entities incorporated or organized in that nation. These "national flags" account for over 50% of the world's oceangoing fleet in terms of deadweight tonnage (Institute of Shipping Economics and Logistics Market Analysis 2005, Ownership Patterns of the World Merchant Fleet, April 2005, www.isl.org). They are protected as arms of national defense, sources of jobs, and territorial pride. Cargoes are reserved for them, fishing rights belong to them, and tax and subsidy benefits accrue to them.

     Several Flag States have offered their maritime flag registration to owners from another country. These "open registers" generally offer simple registration procedures, low or nonexistent taxes, and no practical restrictions on nationality of crew.

     We, through our Marketing Agreement with Philtex, work under the authorization of countries who offer "open" registration of merchant ships to foreign people and companies. Through our Marketing Agreement with Philtex, we market ship and corporate registration and carryout statutory requirements on behalf of the International Maritime Organization, a government body of the United Nations which regulates Flag States ("IMO") and other recognized classification societies accepted from member Flag States. Additionally, through our Marketing Agreement with Philtex, we are able to provide our clients with surveyors which are approved by port authorities in most major ports throughout the Middle East, India, Europe, and the United States of America.

     We also offer independent surveys, registration services, negotiating protection and claim handling. We can provide our clients with ship classification services including technical assessment, verification services as well as certification and consultancy services. We also occasionally act as a broker between buyers and sellers of vessels and we outsource marine insurance services including hull and machinery, protection and indemnification and cargo insurance, to third parties through our Marketing Agreement with Philtex.

MARKETING AGREEMENT

     On August 15, 2005, we entered into a Marketing Agreement with Philtex. Pursuant to the Marketing Agreement, Philtex agreed to grant us the exclusive right to promote, market and sell Philtex's products and services to customers in North and South America (the "Americas"); however, under the Marketing Agreement, Philtex may directly promote, market and sell its services in the

Americas  and/or  contract  with  other  parties to promote, market and sell its
products   outside  of   the  Americas.   Under  the  Marketing  Agreement,  the
relationship between Philtex and us is one of an independent contractor.

     Under the Marketing Agreement, Philtex shall pay us a fee of ninety percent (90%) of the gross revenue from all sales of Philtex's products which are directly or substantially attributable to our efforts to market, promote, or sell any of Philtex's products, regardless of whether the sale is consummated during the term of the Marketing Agreement. Philtex agreed to pay us such fee on a monthly basis.

     Additionally, pursuant to the Marketing Agreement, Philtex granted us a non-exclusive revocable license to:

     (i) utilize Philtex's trade name and any trademarks and service marks associated with Philtex or Philtex's products;
     (ii) identify the origin of any of Philtex's products in advertising and promotional materials;
     (iii) reasonably   use  Philtex's   name  in  advertising  and  promotional
           materials;
     (iv) provide links to Philtex's internet site(s); and
     (v) disclose and advertise the existence of a business relationship between the parties.

     The term of the Marketing Agreement is three years, and shall renew automatically for successive one-year terms. However, the Marketing Agreement may be terminated at any time with or without cause by either party, upon delivery of written notice to the other party. Upon termination of the Marketing Agreement, each party is required to pay to the other, all compensation and monies due or which may become due, within thirty (30) days after the effective date of the termination of the Marketing Agreement.

DEPENDENCE  ON  ONE  OR  A  FEW  MAJOR  CLIENTS

     Currently, we have not generated any revenues and have no clients. We do depend heavily on our relationship with Philtex however, as all of our services are offered through our Marketing Agreement with Philtex.

COMPETITION

     The market for companies offering ship registry and other marine services is highly competitive. We expect competition to intensify in the future. Numerous well-established companies spend significant resources on marketing and advertising to individuals which we also market services to. Therefore, there can be no assurance that we will be able to compete successfully or that competitive pressures, including possible downward pressure on the prices we charge for our services, will not adversely affect our business, results of operations and financial condition.

EMPLOYEES

     We currently have one employee, our Chief Executive Officer, Michael Chavez, who manages our operations who works for us approximately 40-50 hours per week.

PATENTS,  TRADEMARKS  AND  LICENSES

     We  have  no  patents,  trademarks  or  licenses.

NEED  FOR  GOVERNMENT  APPROVAL

     Government appointments are critical in the ship registry industry as give companies the right to market and sell the registry of a particular country. We do not individually hold any appointments and are not able to offer any registries on our own; however, through our Marketing Agreement with Philtex (as described above in greater detail under "Marketing Agreement"), we are able to act through Philtex and use Philtex's government authorizations and private agreements to allow us to offer registration in several flag states to our clients including the countries of Panama, Belize, Tonga, Vanuatu, and the Democratic Peoples Republic of Korea.













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                                      -22-

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our financial statements.

PLAN  OF  OPERATION
-------------------

     We are currently funded solely through our shareholders. We believe that we can continue our operations for approximately twelve months through funding provided by our existing shareholders, assuming that we keep our expenses at their current levels as our Chief Executive Officer and sole employee, Michael Chavez draws no salary and provides us office space free of charge, and as a result of our low overhead.

     We currently outsource all of our services to Philtex Corporation, Ltd., with whom we have a Marketing Agreement (as described above); however; the Marketing Agreement may be terminated by either party at any time, with or without cause, upon written notice to the other party. If Philtex was to stop providing us with outsourcing services, we could be forced to curtail or abandon our business operations.

     In the future, assuming we can raise a substantial amount of additional capital subsequent to the effectiveness of this Registration Statement, of which there is no assurance, we hope to offer services independently of Philtex.

RESULTS  OF  OPERATIONS  FOR  THE  THREE  MONTHS  ENDED  AUGUST  31,  2005.

     We generated no revenues during the three months ended August 31, 2005, and have generated no revenues since our inception on May 19, 2005.

     We had total operating expenses of $18,055 for the three months ended August 31, 2005, which operating expenses consisted solely of general and administrative expenses.

     We had a net loss of $18,055 for the three months ended August 31, 2005, which was due to the $18,055 of operations expenses and the fact that we generated $-0- in revenues during the three months ended August 31, 2005.

RESULTS OF OPERATIONS FOR THE PERIOD FROM MAY 19, 2005 (INCEPTION) TO THE YEAR ENDED MAY 31, 2005.

     We  have  generated  no  revenues  since  our  inception  on  May 19, 2005.

     We had a $9,300 loss from operations from May 19, 2005 (inception) to May 31, 2005, which was solely attributable to general and administrative expenses.

     We had a $9,300 net loss for the period from May 19, 2005 (inception) to May 31, 2005.

LIQUIDITY  AND  CAPITAL  RESOURCES

     We had total assets of $871 at August 31, 2005, which consisted solely of current assets consisting of cash.

     We had total current liabilities of $16,450 as of August 31, 2005, which included $12,925 of accounts payable and $3,525 of advances from related parties, which, which amount was advanced by our Chief Executive Officer and director Michael Chavez. There is no written agreement between Mr. Chavez and us for the loan, and the $3,525 does not bear any interest. The $3,525 was repaid to Mr. Chavez subsequent to August 31, 2005, and the balance of such advances as of the filing of this report is $-0-.

     We had negative working capital of $15,579 as of August 31, 2005 and a deficit accumulated during the development stage of $24,579 and a total stockholders' deficit of $15,579 as of August 31, 2005.

     Our net cash used in operating activities was $2,354 for the three months ended August 31, 2005, which included net loss of $18,055 and Stock Warrant issued for services of $2,776, which was offset by accounts payable and accrued liabilities of $12,925.

     We had $3,125 of cash flows from financing activities for the three months ended September 30, 2005, which was solely due to advances from related parties, which amount was advanced by our Chief Executive Officer and Director, Michael Chavez.

     Pursuant to our Engagement Agreement with ourlegal counsel, David M. Loev, entered into prior to our raising any money through our Private Placement, we agreed to issue Mr. Loev 2,700,000 shares of our Common Stock, warrants to purchase 125,000 shares of our Common Stock at $0.025 per share, and to pay Mr. Loev $25,000 for legal work to be completed in connection with our Private Placement and this Form SB-2 Registration Statement. We paid Mr. Loev $5,000 prior to August 31, 2005 and owed Mr. Loev $20,000 as of August 31, 2005, and $15,000 as of the date of this report which is to be paid to Mr. Loev in $5,000 increments as follows:

     o     $5,000 upon the Company raising a total of $50,000;

     o     $5,000 upon the Company raising a total of $75,000; and

     o     $5,000 upon the Company raising a total of $100,000.


     We have no commitment from our officers and Directors or any of our shareholders to supplement our operations or provide us with financing in the future. If we are unable to raise additional capital from conventional sources and/or additional sales of additional stock, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results.

     In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our then shareholders. We cannot assure you, that financing will be available in amounts or on terms acceptable to us, or at all.

                             DESCRIPTION OF PROPERTY

     We are provided the use of office space by our Chief Executive Officer, Michael Chavez, at 8601 RR 2222, Bldg. 1 Ste. 210, Austin, Texas, 78730, for no cost to us. Mr. Chavez currently has no plans to stop providing us office space or to require us to pay for the use of such office space and we have no reason to believe that such office space will not be provided to us free of charge indefinitely.

                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

     On May 24, 2005, we issued 2,700,000 shares of our restricted Common Stock to Michael Chavez, our Chief Executive Officer, President, Treasurer, Secretary and Director, 2,700,000 shares of our restricted Common Stock to Arthur Stone, our Vice President and Director, 2,700,000 shares of our restricted Common Stock and warrants to purchase 125,000 shares of our Common Stock at $0.025 per share to our attorney, David M. Loev, and 900,000 shares of our restricted common stock to Chris Warren, the president of Philtex, in consideration for services rendered to us.

     On August 15, 2005, we entered into a Marketing Agreement with Philtex Consultants Corporation ("Philtex"), whose president is Chris Warren, who holds 900,000 shares of our Common Stock, representing 9.5% of our issued and outstanding Common Stock as of the filing of this report. The Marketing
Agreement has a term of three (3) years and shall automatically renew for additional one year terms unless terminated earlier by written notice from either party with our without cause. The Marketing Agreement gives us exclusive right to promote, market and sell Philtex's products and services to customers in North and South America, and for Philtex to pay us a fee of ninety percent
(90%) of the gross revenue of our sales of Philex's products (the Marking Agreement is described in greater detail above under "Description of Business," under "Marketing Agreement").







                  [Remainder of page left intentionally blank.]


                             EXECUTIVE COMPENSATION

                                                 Other
                                                 Annual                   Restricted
Name & Principal                                 Compen-   Options          Stock
   Position                 Year    Salary ($)   sation    SARs             Awards
-----------------          ------  -----------  --------  ---------   ------------------

Michael Chavez              2005     $-0- (1)     -0-       -0-      2,700,000 shares (2)
President,
Chief Executive Officer,
Secretary, Treasurer
and Director


Salaries above do not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.

No executive employees have received more than $100,000 in compensation, including bonuses and options, since our inception.

(1) We have not paid Mr. Chavez any salary since our incorporation and no salary is being accrued. We do not anticipate paying him any salary for the fiscal year ended December 31, 2005. If we reach profitable operations and/or raise substantial additional funds in the future, our Board of Directors will determine whether it is in our best interests to provide a salary to Mr. Chavez.

(2) Mr. Chavez was issued 2,700,000 shares of our restricted Common Stock on May 24, 2004, in consideration for services he had provided and continues to provide to us as our President, Chief Executive Officer, Secretary, Treasurer and Director. We do not currently have an employment agreement with Mr. Chavez.

                             CONTROLS AND PROCEDURES

     (a) Evaluation of disclosure controls and procedures. Our Chief Executive Officer and Principal Financial Officer, after evaluating the effectiveness of our "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of August 31, 2005 (the "Evaluation Date"), has concluded that as of the Evaluation Date, our disclosure controls and procedures were effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

     (b) Changes in internal control over financial reporting. There were no significant changes in our internal control over financial reporting during the last fiscal year and/or up to and including the date of this filing that we believe materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     None.

                          DESCRIPTION OF CAPITAL STOCK

     We have authorized capital stock consisting of 100,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock") and 10,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock"). As of December 20, 2005, we had 9,950,000 shares of Common Stock issued and outstanding and
- 0- shares of Preferred Stock issued and outstanding.

COMMON STOCK

     The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

PREFERRED STOCK

     Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

     The issuance of such Preferred Stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of the Common Stock until the board of directors determines the specific rights of the holders of the Preferred Stock. However, these effects may include:

     o    Restricting dividends on the Common Stock;
     o    Diluting the voting power of the Common Stock;
     o    Impairing the liquidation rights of the Common Stock; and
     o Delaying or preventing a change in control of the Company without further action by the stockholders.

Risks associated with the issuance of such Preferred Stock is disclosed under the section entitled "Risk Factors," described above.

WARRANTS

     On August 8, 2005, we granted David M. Loev, our attorney, warrants to purchase 125,000 shares of our Common Stock at $0.025 per share. The warrants are valid for a period of five (5) years from the date of issuance and contain a cashless exercise provision, which, according to the terms of the Warrant
Agreement, allows Mr. Loev to pay no money to us for the exercise of the warrants, but instead pay for the exercise of the warrants in shares of our Common Stock.

     Other than the warrants described above, we have no options, warrants or other convertible securities outstanding.

                        SHARES AVAILABLE FOR FUTURE SALE

     Upon the date of this Prospectus, there are 9,950,000 shares of Common Stock issued and outstanding. Upon the effectiveness of this Registration Statement, 1,850,000 shares of Common Stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the Common Stock develops, without limitation. There currently exists no public market for the Company's Common Stock.

     The remaining 9,000,000 shares of our issued and outstanding Common Stock which are not being registered pursuant to this Registration Statement will be subject to the resale provisions of Rule 144. Sales of shares of Common Stock in the public markets may have an adverse effect on prevailing market prices for the Common Stock.

     Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding Common Stock. Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from us or an affiliate of us.

     Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about us ("Applicable Requirements"). Resales by our affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted Common Stock which has been held for two years free of the Applicable Requirements.

                 PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

     This Prospectus relates to the resale of 1,850,000 shares of Common Stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of Common Stock by the selling stockholders. We will not receive any proceeds from the resale of Common Stock by the selling stockholders for shares currently outstanding. None of the selling stockholders are broker-dealers or affiliates of broker-dealers.



                              SELLING STOCKHOLDERS
                              --------------------

                                                           AMOUNT
                                                           OFFERED
                                                SHARES    (ASSUMING ALL     SHARES
                                            BENEFICIALLY      SHARES      BENEFICIALLY
                         DATE  SHARES           OWNED      IMMEDIATELY    OWNED AFTER
SHAREHOLDER                 WERE               BEFORE         SOLD)         RESALE(2
                          ACQUIRED(1)          RESALE
                        ---------------      ---------    ----------      -----------
ANDREW VASQUEZ          October 2005          10,000          10,000               --

ARTURO BARRAZA          September 2005       160,000         160,000               --

CHAD TONJES             October 2005          10,000          10,000               --

CHRIS DIXON             October 2005          10,000          10,000               --

CHRIS WARREN            May 2005             900,000         900,000               --

CHRISTINA STORER        September 2005        10,000          10,000               --


                                      -29-

CRYSTAL GREEN           October 2005          10,000          10,000               --

DAN HALL                November 2005         10,000          10,000               --

DANIEL LOGAN            October 2005          10,000          10,000               --

DAVID CHO               September 2005        10,000          10,000               --

DORIS ROBITAILLE        October 2005          10,000          10,000               --

EDUARDO MUNOZ           October 2005          20,000          20,000               --

ERIC SHEPHARD           October 2005          10,000          10,000               --

JAMES CAWOOD            September 2005       100,000         100,000               --

JAMES ETHERIDGE         October 2005          10,000          10,000               --

JAMES HOLLAND           October 2005          10,000          10,000               --

JAMES PACEY             September 2005        10,000          10,000               --

JASON OTTESON           October 2005          20,000          20,000               --

JEFFREY HOWARD          October 2005          10,000          10,000               --

JOCELYN ACOSTA          October 2005         120,000         120,000               --

JOHN SHIPLEY            September 2005        10,000          10,000               --

JONATHAN GRIEGO         September 2005        20,000          20,000               --

JUNE JOHN               October 2005          10,000          10,000               --

KEVIN MCADAMS           November 2005         10,000          10,000               --

MATTHEW MENA            September 2005        10,000          10,000               --

MATTHEW WETZEL          September 2005        20,000          20,000               --

MERCEDES MCCLOUGHAN     September 2005        20,000          20,000               --

NATASHA GASTON          October 2005          10,000          10,000               --

PALISADES CAPITAL, LLC  November 2005         10,000          10,000               --

PATSY AKIN              October 2005          10,000          10,000               --

PAUL GUERRERO           October 2005          10,000          10,000               --

PETER WAINSCOTT         September 2005       200,000         200,000               --

PILAR COLMENERO         October 2005          10,000          10,000               --

ROSEMARY VAUGHN         November 2005         10,000          10,000               --

VICKI BUCH              September 2005        10,000          10,000               --

WILLIAM BROOKER         September 2005        10,000          10,000               --

WILLIAM MCLEAN          October 2005          10,000          10,000               --
======================  ===============    =========      ==========      ===========
   TOTALS                   --             1,850,000       1,850,000               --
======================  ===============    =========      ==========      ===========

(1) All shares being registered pursuant to this Prospectus were purchased by the Selling Stockholders pursuant to an exemption from registration provided by Rule 506 and Regulation S of the Securities Act of 1933 for $0.025 per share (as described in greater detail below under "Item 26. Recent Sales of Unregistered Securities"), other than the 900,000 shares which are held by Chris Warren, who was issued shares in consideration for services provided to us pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933.

(2)  Assuming all shares registered are sold.

Other than Chris Warren, who controls Philtex, with whom we are party to the Marketing Agreement described above under "Description of Business," none of the selling shareholders listed above have had a material relationship with us within the past three years.

               --------------------------------------------------

     Upon the effectiveness of this Registration Statement, 9,000,000 shares of our outstanding Common Stock will be subject to the resale provisions of Rule
144. The 1,850,000 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

          o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

          o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

          o an exchange distribution in accordance with the rules of the applicable exchange;

          o    privately-negotiated  transactions;

          o broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

          o    a  combination  of  any  such  methods  of  sale;  and

          o    any  other  method  permitted  pursuant  to  applicable  law.

     The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

     We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. If before our shares are quoted on the OTC Bulletin Board, selling shareholders wish to sell at a price different from $0.10 per share, we will file a post-effective amendment beforehand.

     The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The Selling Security Holders may sell their shares of Common Stock short and redeliver our Common Stock to close out such short positions; however, the Selling Security Holders may not use shares of our Common Stock being registered in the Registration Statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. If the Selling Security Holders or others engage in short selling it may adversely affect the market price of our Common Stock.

     Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

     We will advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

     The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Security Holders, but excluding brokerage commissions or underwriter discounts. The Selling Security Holders and we have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.







                  [Remainder of page left intentionally blank.]

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

     No established public trading market exists for our Common Stock. In the future, we hope to trade our securities on the Over-The-Counter Bulletin Board. We have no shares of Common Stock subject to outstanding options or securities convertible into our Common Stock, but have warrants to purchase 125,000 shares of our Common Stock at $.025 per share outstanding. We have no outstanding shares of Preferred Stock. Except for this offering, there is no Common Stock that is being, or has been proposed to be, publicly offered. As of December 5, 2005, there were 9,950,000 shares of Common Stock outstanding, held by 40 shareholders of record.

                                  LEGAL MATTERS

     Certain legal matters with respect to the issuance of shares of Common Stock offered hereby will be passed upon by David M. Loev, Attorney at Law, Houston, Texas.


                             ADDITIONAL INFORMATION

     Our fiscal year ends on May 31. We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, we intend to become a reporting company and file annual, quarterly and current reports, proxy statements, or other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov), where investors can view information we electronically file with the SEC.












                  [Remainder of page left intentionally blank.]

     FINANCIAL STATEMENTS

     The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Allmarine Consultants Corporation are filed as part of this Prospectus.

                    TABLE OF CONTENTS TO FINANCIAL STATEMENTS

   Unaudited Financial Information for the Three Months Ended August 31, 2005
   --------------------------------------------------------------------------
   BALANCE  SHEET  -
     August  31,  2005  (unaudited)  and  May  31,  2005  (audited)       F-1

   STATEMENTS  OF  OPERATIONS  -
     Three months ended August 31, 2005 and period from May 19, 2005 (Inception) through August 31, 2005 (unaudited) F-2

   STATEMENTS  OF  CASH  FLOWS  -
     Three months ended August 31, 2005 and period from May 19, 2005 (Inception) through August 31, 2005 (unaudited) F-3

   NOTES  TO  FINANCIAL  STATEMENTS                                       F-4

                Audited Financial Information for the period from
                  May 19, 2005 (Inception) through May 31, 2005
            --------------------------------------------------------

   REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM          F-5

   BALANCE  SHEET  -
     May  31,  2005                                                       F-6

   STATEMENTS  OF  OPERATIONS  -
     Period from May 19, 2005 (Inception) through May 31, 2005            F-7

   STATEMENTS  OF  STOCKHOLDERS'  DEFICIT  -
     Period  from  May  19,  2005  (Inception)  through  May  31,  2005   F-8

   STATEMENTS  OF  CASH  FLOWS  -
     Period  from  May  19,  2005  (Inception)  through  May  31,  2005   F-9

   NOTES  TO  FINANCIAL  STATEMENTS                                       F-10



                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEETS


                                                           August 31,          May 31,
                                                              2005              2005
                                                          -----------         ---------
                                                          (Unaudited)

                                     ASSETS

Current assets
  Cash                                                    $       871         $     100
                                                          -----------         ---------

Total Assets                                              $       871         $     100
                                                          ===========         =========


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts Payable                                        $    12,925         $       -
  Advances from related parties                                 3,525               400
                                                          -----------         ---------
     Total current liabilities                                 16,450               400
                                                          -----------         ---------

Commitments

STOCKHOLDERS' DEFICIT:

   Preferred stock, $.001 par value, 10,000,000
    authorized, 0 shares issued and outstanding                     -                 -

  Common stock, $.001 par value, 100,000,000
    shares authorized, 9,000,000 shares issued and
    outstanding Deficit accumulated during the                  9,000             9,000
  Additional paid in capital                                    2,776                 -
    development stage                                         (27,355)           (9,300)
                                                          -----------         ---------
     Total stockholders' deficit                              (15,579)             (300)
                                                          -----------         ---------

Total Liabilities and Stockholders' Deficit               $       871         $     100
                                                          ===========         =========


                See accompanying notes to financial statements.


                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                       THREE MONTHS ENDED AUGUST 31, 2005
         AND PERIOD FROM MAY 19, 2005 (INCEPTION) THROUGH AUGUST 31, 2005
                                   (UNAUDITED)

                                                            Three Months      Inception
                                                               Ended           Through
                                                             August 31,      August 31,
                                                               2005             2005
                                                           -----------      -----------
Operating expenses:
General and administrative                                 $    18,055      $    27,355
                                                           -----------      -----------
Loss from operations                                            18,055           27,355

Interest expense                                                     -                -
                                                           -----------      -----------

Net loss                                                   $   (18,055)     $   (27,355)
                                                           ===========      ===========

Net loss per share:
  Basic and diluted                                        $     (0.00)
                                                           ===========

Weighted average shares outstanding:
  Basic and diluted                                          9,000,000
                                                           ===========


                See accompanying notes to financial statements.



                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                       THREE MONTHS ENDED AUGUST 31, 2005
         AND PERIOD FROM MAY 19, 2005 (INCEPTION) THROUGH AUGUST 31, 2005
                                   (UNAUDITED)

                                                             Three Months             Inception
                                                                Ended                  Through
                                                              August 31,              August 31,
                                                                2005                     2005
                                                            -------------           ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                $     (18,055)          $     (27,355)
    Adjustments to reconcile net income to net cash
      provided by operating activities:
    Common shares issued for services                                   -                   9,000
    Stock warrants issued for services                              2,776                   2,776
Changes in:
  Accounts payable & accrued liabilities                           12,925                  12,925
                                                            -------------           -------------

NET CASH USED IN OPERATING ACTIVITIES                              (2,354)                 (2,654)
                                                            -------------           -------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
    Advances from related parties                                   3,125                   3,525
                                                            -------------           -------------

NET CHANGE IN CASH                                                    771                     871
    Cash, beginning of period                                         100                       -
                                                            -------------           -------------
    Cash, end of period                                     $         871           $         871
                                                            =============           =============

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                             $           -           $           -
                                                            =============           =============
  Income taxes paid                                         $           -           $           -
                                                            =============           =============


                See accompanying notes to financial statements.

                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE  1  -  BASIS  OF  PRESENTATION

The accompanying unaudited interim financial statements of Allmarine Consultants Corporation have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's registration statement filed with the SEC on Form SB-2. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2005 as reported in Form SB-2, have been omitted.

NOTE 2- ADVANCES - RELATED PARTIES

Advances - related parties are from one director consisting of cash advances. As of August 31, 2005, $3,525 is outstanding. The advances are unsecured and are due upon demand.


NOTE 3 - RELATED PARTY TRANSACTIONS

Allmarine neither owns nor leases any real or personal property, an officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.


NOTE 4 - COMMITMENTS

Pursuant to the Companys Engagement Agreement with its legal counsel David M. Loev, entered into prior to the Company raising any money through its Private Placement, it agreed to issue Mr. Loev 2,700,000 shares of its common stock, warrants to purchase 125,000 shares of its common stock at $0.025 per share, and to pay Mr. Loev $25,000 for legal work to be completed in connection with its Private Placement and Form SB-2 Registration Statement. The Company has paid Mr. Loev $5,000 prior to August 31, 2005, which has been included in the Companys expenses. The remaining $20,000 will be earned and paid to Mr. Loev upon the following milestones:

     o     $5,000 upon the Company raising a total of $25,000
     o     $5,000 upon the Company raising a total of $50,000;
     o     $5,000 upon the Company raising a total of $75,000; and
     o     $5,000 upon the Company raising a total of $100,000.

The Company authorized the officer of the Company to enter into a Warrant Agreement with David Loev to issue Mr. Loev warrants to purchase 125,000 shares of the Company's common stock at the exercise price of $.025 per share according to the terms of the Warrant Agreement. The value of the warrants when granted on August 8, 2005 was $2,776. The fair value was determined using a Black-Scholes pricing model with the following assumptions: Divided yield - 0.00%, volitilaty
- 137%, Risk Free Interest Rate - 4.5%, Expected Life - 5 years.

NOTE 5  SUBSEQUENT EVENTS

In September 2005 through November 2005, the Company sold an aggregate of 950,000 shares of its restricted common stock to thirty-six (36) shareholders for aggregate consideration of $23,750 ($0.025 per share).

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors
Allmarine Consultants Corp.
(A Development Stage Company)
Austin, Texas

We have audited the accompanying consolidated balance sheet of Allmarine Consultants Corp. as of May 31, 2005, and the related statements of operations, stockholders' equity, and cash flows for the period from May 19, 2005
(Inception) through May 31, 2005. These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allmarine Consultants Corp. as of May 31, 2005, and the results of its operations and its cash flows for the period from May 19, 2005 (Inception) through May 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Allmarine Consultants Corp. will continue as a going concern. As discussed in Note 2 to the financial statements, Allmarine Consultants Corp. has incurred losses through May 31, 2005 totaling $9,300, and at March 31, 2005 had a working capital deficit of $300. Allmarine Consultants Corp. will require additional working capital to develop its business until Allmarine Consultants Corp. either
(1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about Allmarine Consultants' ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Lopez, Blevins, Bork & Associates, LLP
Houston, Texas
July 5, 2005



                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET


                                                                     May 31,
                                                                      2005
                                                                     -------
ASSETS

Current assets
  Cash                                                               $   100
                                                                     -------
Total Assets                                                         $   100
                                                                     =======


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Advances from related parties                                      $   400
                                                                     -------
     Total current liabilities                                           400
                                                                     -------

Commitments

STOCKHOLDERS' DEFICIT:

   Preferred stock, $.001 par value, 10,000,000 authorized,
      0 shares issued and outstanding                                      -

  Common stock, $.001 par value, 100,000,000 shares authorized,
      9,000,000 shares issued and outstanding                          9,000
  Deficit accumulated during the development stage                    (9,300)
                                                                     -------
     Total stockholders' deficit                                        (300)
                                                                     -------

Total Liabilities and Stockholders' Deficit                          $   100
                                                                     =======


     See accompany's summary of accounting policies and notes to financial statements.


                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
            PERIOD FROM MAY 19, 2005 (INCEPTION) THROUGH MAY 31, 2005



                                                       Period Ended
                                                         May 31,
                                                          2005
                                                       ------------
Operating expenses:
   General and administrative                          $      9,300
                                                       ------------
Loss from operations                                          9,300

Interest expense                                                  -
                                                       ------------

Net loss                                               $     (9,300)
                                                       ============

Net loss per share:
  Basic and diluted                                    $      (0.00)
                                                       ============

Weighted average shares outstanding:
  Basic and diluted                                       9,000,000
                                                       ============


              See accompanying summary of accounting policies and
                         notes to financial statements.



                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
            PERIOD FROM MAY 19, 2005 (INCEPTION) THROUGH MAY 31, 2005

                                                                         Deficit
                                                                       accumulated
                                   Common stock          Additional     uring the
                             ----------------------       paid-in      exploration
                              Shares        Amount        capital         stage         Total
                             ---------     --------     ----------     -----------    ----------


Capital stock issued for
  services                   9,000,000     $  9,000     $        -     $         -    $    9,000
                             ---------     --------     ----------     -----------    ----------

Net loss                             -            -              -          (9,300)        (9,300)
                             ---------     --------     ----------     -----------    -----------
Balance,
  May 31, 2005               9,000,000     $  9,000     $        -     $    (9,300)   $      (300)
                             =========     ========     ==========      ==========    ===========


              See accompanying summary of accounting policies and
                         notes to financial statements.


                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
            PERIOD FROM MAY 19, 2005 (INCEPTION) THROUGH MAY 31, 2005


                                                                Period Ended
                                                                   May 31,
                                                                    2005
                                                                ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                    $     (9,300)
    Adjustments to reconcile net income to net cash
      provided by operating activities:
    Common shares issued for services                                  9,000
Changes in:
  Accounts payable & accrued liabilities                                   -
                                                                ------------

NET CASH USED IN OPERATING ACTIVITIES                                   (300)
                                                                ------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
    Advances from related parties                                        400
                                                                ------------

NET CHANGE IN CASH                                                       100
    Cash, beginning of period                                              -
                                                                ------------
    Cash, end of period                                         $        100
                                                                ============

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                 $          -
                                                                ============
  Income taxes paid                                             $          -
                                                                ============


              See accompanying summary of accounting policies and
                         notes to financial statements.

                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------


                     NOTE 1 - SUMMARY OF ACCOUNTING POLICIES
                     ---------------------------------------

Allmarine Consultants Corporation ("Company") was incorporated on May 19, 2005 under the laws of Nevada to engage in any lawful activity for which Corporations may be incorporated under the Nevada General Corporation Law. The Company specializes in the administration of ship and corporate registry providing maritime services to ship owners and operators including registration and deletion of merchant vessels, bareboat/dual registry, registration of mortgages, classification and technical surveys such as load line and SOLAS. The Company conducts pre-purchases, condition and cargo gear surveys, ISM consulting and certificates, ISPS implementation and certificates. Additional services include CDC for seafarers, vessel history & investigation, marine insurance, corporate formation & structure, legal services, and general consultancy to ship owners and managers.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The Company records a valuation allowance to reduce any deferred tax assets to the amount that is more likely than not to be realized.

Financial Instruments

The Company's financial instruments consist of cash, accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

The fair value of the amounts due to parties is not determinable as they have no repayment terms.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 2 - FINANCIAL CONDITION AND GOING CONCERN

For the period ended May 31, 2005, the Company incurred losses totaling $9,300, and at May 31, 2005 had a working capital deficit of $300. Because of these recurring losses, the Company will require additional working capital to develop and/or renew its business operations.

The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or
(2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company's, working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, the Company may not renew its operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


NOTE 3- ADVANCES - RELATED PARTIES

Advances - related parties are from one director consisting of cash advances. As of May 31, 2005, $400 is outstanding. The advances are unsecured and are due upon demand.


NOTE 4 - CAPITAL STOCK

The Company authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $.001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by shareholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal ratable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

Shares of Preferred Stock of the Company may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations, or restrictions, thereof, as shall be stated in such resolutions or resolution providing for the issue of such class or series of Preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding)by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of the directors(the "Voting Stock"), voting together as a single class, without the separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

In May 2005, the Company issued 9,000,000 shares of common shares for services provided by officers and directors valued at $9,000.


NOTE 5 - INCOME TAXES

The Company follows Statement of Financial Accounting Standards Number 109 (SFAS
109), "Accounting for Income Taxes." Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

                                                       May 31,
                                                        2005
                                                       -------
Refundable Federal income tax attributable to:
Current Operations                                     $ 3,162
Less, Change in valuation allowance                     (3,162)
                                                       -------
Net refundable amount                                  $     -


The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                       May 31,
                                                        2005
                                                       -------
Deferred tax asset attributable to:
Net operating loss carryover                           $ 3,162
Less, Change in valuation allowance                     (3,162)
                                                       -------
Net deferred tax asset                                 $     -


At May 31, 2005, we had an unused net operating loss carryover approximating $9,300 that is available to offset future taxable income; it expires beginning in 2025.


NOTE 6 - RELATED PARTY TRANSACTIONS

Allmarine neither owns nor leases any real or personal property, an officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.


NOTE 7 - COMMITMENTS

Pursuant to the Companys Engagement Agreement with its legal counsel David M. Loev, entered into prior to the Company raising any money through its Private Placement, it agreed to issue Mr. Loev 2,700,000 shares of its common stock, warrants to purchase 125,000 shares of its common stock at $0.025 per share, and to pay Mr. Loev $25,000 for legal work to be completed in connection with its Private Placement and Form SB-2 Registration Statement. The Company has paid Mr. Loev $5,000 prior to August 31, 2005, which has been included in the Companys expenses. The remaining $20,000 will be earned and paid to Mr. Loev upon the following milestones:

     o     $5,000 upon the Company raising a total of $25,000
     o     $5,000 upon the Company raising a total of $50,000;
     o     $5,000 upon the Company raising a total of $75,000; and
     o     $5,000 upon the Company raising a total of $100,000.

The Company authorized the officer of the Company to enter into a Warrant Agreement with David Loev to issue Mr. Loev warrants to purchase 125,000 shares of the Company's common stock at the exercise price of $.025 per share according to the terms of the Warrant Agreement. The value of the warrants when granted on August 8, 2005 was $2,776. The fair value was determined using a Black-Scholes pricing model with the following assumptions: Divided yield - 0.00%, volitilaty
- 137%, Risk Free Interest Rate - 4.5%, Expected Life - 5 years.

NOTE 8 - SUBSEQUENT EVENT (UNAUDITED)

The Company authorized the officer of the Company to enter into a Warrant Agreement with David Loev to issue Mr. Loev warrants to purchase 125,000 shares of the Corporations common stock at the exercise price of $0.025 per share according to the terms of the Warrant Agreement. The Warrants will be valued on August 8 which is the date the warrants were granted.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     See Indemnification of Directors and Officers above.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

     Description                                           Amount to be Paid
     -----------------------------------------------       -----------------
     Filing Fee - Securities and Exchange Commission       $           21.78
     Attorney's fees and expenses                                  25,000.00*
     Accountant's fees and expenses                                10,000.00*
     Transfer agent's and registrar fees and expenses               1,500.00*
     Printing and engraving expenses                                1,500.00*
     Miscellaneous expenses                                         2,000.00*
                                                           -----------------
     Total                                                 $       40,021.78*
                                                           =================

* Estimated


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     On May 24, 2005, we issued an aggregate of 9,000,000 shares of our restricted common stock to four (4) individuals as follows:

     o    2,700,000  shares  of  our   restricted  Common  Stock  to  our  Chief
          Executive Officer, Secretary, Treasurer and Director, Michael Chavez, in consideration for services rendered to the Company;

     o    2,700,000   shares  of  our   restricted  Common  Stock  to  our  Vice
          President and Director, Arthur Stone, in consideration for services rendered to the Company;

     o 2,700,000 shares of our restricted Common Stock and 125,000 warrants to purchase shares of our Common Stock at $0.025 per share, to our legal counsel, David M. Loev, in consideration for services rendered to the Company; and

     o    900,000  shares  of  our  restricted  Common  Stock  to  Chris Warren, who is the President of Philtex (with whom we have a Marketing Agreement, as described above under "Description of Business," "Marketing Agreement"), in consideration for services rendered to the Company.

     We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 (the "Act"), for the above issuances, since they did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     During September through November 2005, we issued an aggregate of 830,000 shares of our restricted common stock to an aggregate of thirty five (35) shareholders, of which fifteen were "Accredited Investors" as defined in the Act and twenty were non-accredited investors, who paid us an aggregate consideration of $20,750, or $0.025 per share. We claim an exemption from registration afforded by Rule 506 of Regulation D under the Act for the issuances of these shares.

     In October 2005, we issued 120,000 shares of our restricted common stock to an off-shore shareholder who paid us consideration of $3,000 (or $0.025 per share). We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuance since the issuance was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.


ITEM 27. EXHIBITS


                   Exhibit Number                Description
                   -------------       ---------------------------------------

          Exhibit      3.1*            Articles of Incorporation

          Exhibit      3.2*            Bylaws

          Exhibit 5.1* Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered

          Exhibit     10.1*            Marketing Agreement

          Exhibit 23.1* Consent of Lopez, Belvins, Bork & Associates, LLP, Certified Public Accountants

          Exhibit 23.2* Consent of David M. Loev, Attorney at Law (included in Exhibit 5.1)

          Exhibit     99.1*            Warrant Agreement with David M. Loev

*     Filed as an exhibit to this SB-2 Registration Statement

ITEM 28. UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.

     2. For determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities offered herein, and the offering of the securities at the time as the initial bona fide offering of those securities.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has

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          been  settled  by  controlling  precedent,   submit  to   a  court  of
          appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     5. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Austin, Texas, December 20, 2005.

ALLMARINE CONSULTANTS CORPORATION

By: /s/ Michael Chavez
-------------------------------------
Michael Chavez, Chief Executive Officer and Chief Financial Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ Michael Chavez
------------------------------------------
Michael Chavez
Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

December 20, 2005

/s/ Arthur Stone
------------------------------------------
Arthur Stone
Vice President and Director

December  20, 2005

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